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                   [Letterhead of Tenzer Greenblatt LLP]            Exhibit 5.1



                                             April 16, 1999




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:   Sel-Leb Marketing, Inc.
               Post-Effective Amendment No. 3 on Form S-3
               to Registration Statement on Form SB-2
               (Registration No. 33-88134)
               ------------------------------------------

Gentlemen:

         We have acted as counsel to Sel-Leb Marketing, Inc., a New York corporation (the "Company"), in connection with the preparation and filing of the Company's Post-Effective Amendment No. 3 on Form S-3 to Registration Statement on Form SB-2 (Registration No. 33-88134) (the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, of the sale by the Company of up to 677,785 shares (the "Warrant Shares") of the Company's common stock, par value $.01 per share ("Common Stock"), issuable upon the exercise of redeemable warrants (each, a "Warrant") issued in connection with the Company's July 1995 initial public offering of securities (the "IPO"). Holders of Warrants are entitled to purchase one share of Common Stock by exercising eight (8) Warrants at an aggregate exercise price of $16.00.

         We have examined the proceedings taken in connection with the incorporation of the Company under the laws of the State of New York, including the articles of incorporation of the Company and any amendments thereto which have been filed. We have also examined (i) the by-laws of the Company, and any amendments thereto, (ii) the Registration Statement and (iii) the Warrant Agreement, dated as of July 20, 1995 (the "Warrant Agreement"), with respect to the Warrants.

         Based upon the foregoing, and subject to the qualifications stated herein (and assuming that the securities referred to herein will be issued or sold according to the Registration Statement at a time when such is effective and that they will be in compliance with all applicable securities laws involved in those states in which said securities may be sold), we are of the opinion that the Warrant Shares have been duly authorized and, when issued and paid for upon exercise of the Warrants in accordance with the terms of the Warrant Agreement, will be validly issued, fully-paid and non-assessable.

         We are admitted to practice law only in the State of New York and we are expert in, and express opinions only as to, the laws of the State of New York and federal laws of the United States.

         We consent to the use and filing of this opinion in connection with the Registration Statement and to the use of our name in the Registration Statement under the caption "Legal Matters".

                                            Very truly yours,

                                        /s/Tenzer Greenblatt LLP

                                        TENZER GREENBLATT LLP